     As filed with the Securities and Exchange Commission on April 15, 1999
                                              Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                              Fortune Brands, Inc.
             (Exact name of registrant as specified in its charter)
     Delaware              1700 East Putnam Avenue,              13-3295276
 (State or other     Old Greenwich, Connecticut 06870-0811    (I.R.S. Employer
 jurisdiction of                (203) 698-5000                 Identification
 incorporation or      (Address, including zip code, and            No.)
  organization)                telephone number,
                     including area code, of registrant's
                         principal executive offices)

                                --------------
              LOUIS F. FERNOUS, JR., Vice President and Secretary
                              Fortune Brands, Inc.
                            1700 East Putnam Avenue,
                     Old Greenwich, Connecticut 06870-0811
                                 (203) 698-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:
         EDWARD P. SMITH, Esq.                  FRANCIS J. MORISON, Esq.
         Chadbourne & Parke LLP                  Davis Polk & Wardwell
          30 Rockefeller Plaza                    450 Lexington Avenue
        New York, New York 10112                New York, New York 10017
             (212) 408-5100                          (212) 450-4000
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                            Proposed
                                             Proposed       maximum
 Title of each class of                      maximum       aggregate      Amount of
    securities to be       Amount to be   offering price    offering     registration
       registered          registered(1)   per unit(1)      price(1)         fee
-------------------------------------------------------------------------------------
Debt Securities and War-
 rants to Purchase Debt
 Securities.............  $550,000,000(2)      100%       $550,000,000     $152,900
-------------------------------------------------------------------------------------
Common Stock, par value
 $3.125 per share, and
 associated Preferred
 Share Purchase Rights..        (3)
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the amount of the registration fee. Excludes an aggregate of $450,000,000 of unsold securities previously registered pursuant to Registration Statement No. 33-50832, which are covered by the Prospectus included in this Registration Statement.
(2) Or, if any such Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $550,000,000 to the Registrant or (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate principal amount equivalent to $550,000,000 at the time of initial offering.
(3) Such indeterminate number of shares of Common Stock of the Registrant and accompanying Preferred Share Purchase Rights, if any (i) as shall be issuable or deliverable upon conversion of any Debt Securities registered hereby which are convertible into such Common Stock and (ii) as may be required for delivery upon conversion of any such convertible debt securities as a result of anti-dilution provisions thereof.
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
                                --------------
   Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included as part of this Registration Statement will be used in connection with the offer and sale of Debt Securities and Warrants to Purchase Debt Securities of the Registrant in the principal amount of $450,000,000 previously registered under the Registrant's
Registration Statement on Form S-3 bearing Registration No. 33-50832, in respect of which Registrant paid a filing fee of $140,625.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED APRIL 15, 1999

  PROSPECTUS

                                    [LOGO]

                                 $1,000,000,000

                                Debt Securities

                      Warrants to Purchase Debt Securities

                                  -----------

  We will provide specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplement carefully before you invest.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this Prospectus is     , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  . Annual Report on Form 10-K for the year ended December 31, 1998;

  . The description of our common stock, par value $3.125 per share, set forth under the headings "Description of Fortune Brands Capital Stock" and "Comparative Rights of Shareholders" on pages 94-105 of our Proxy Statement for the 1997 Annual Meeting of Stockholders of Fortune Brands, Inc.; and

  . The description of our Preferred Share Purchase Rights, set forth on Form
    8-A dated December 22, 1997.

   You may request a copy of these filings, at no cost other than for exhibits of such filings, by writing to or telephoning us at the following address (or by visiting our web site at http://www.fortunebrands.com):

                         FORTUNE BRANDS, INC.
                         Office of the Secretary
                         1700 East Putnam Avenue
                         Old Greenwich, Connecticut 06870-0811
                         (telephone number (203) 698-5000)

   We have filed with the SEC a Registration Statement to register the debt securities and warrants to purchase such debt securities under the Securities Act of 1933. This Prospectus omits certain information contained in the Registration Statement, as permitted by SEC rules. You may obtain copies of the Registration Statement, including exhibits, as noted in the paragraph above.

   You should rely only on the information incorporated by reference or provided in this Prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                              FORTUNE BRANDS, INC.

   We are a holding company with subsidiaries engaged in various businesses. Our subsidiaries manufacture and sell home and office products, golf products, spirits and wine.

   We are a legal entity separate and distinct from our subsidiaries. Our rights, and the rights of our creditors (including holders of debt securities and debt warrants) and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the claims of creditors of the subsidiary, except to the extent that our claims as a creditor of our subsidiaries may be recognized. Our claims may be subordinate to claims of other creditors. Our principal source of unconsolidated revenues and funds is dividends and other payments from our subsidiaries. Our principal subsidiaries currently are not limited by long-term debt or other agreements in their abilities to pay cash dividends or to make other distributions with respect to their capital stock or other payments to us.

   Our principal executive offices are currently located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870-0811 and our telephone number is (203) 698-5000.

                                USE OF PROCEEDS

   We intend to use the net proceeds we receive from the sale of securities offered by this Prospectus and the accompanying prospectus supplement for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include the repayment of existing indebtedness, additions to working capital, capital expenditures or the financing of possible acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for Fortune Brands, Inc.:

                                                        Years Ended December 31,
                                                        ------------------------
                                                        1994 1995 1996 1997 1998
                                                        ---- ---- ---- ---- ----
   Ratio of earnings to fixed charges.................. 1.22 3.23 2.81 2.06 5.22

   For the purpose of computing the ratio of earnings to fixed charges, earnings means:

  . income from continuing operations before income taxes and minority interest;

  . plus fixed charges;

  . less capitalized interest; and

  . less excess of earnings over dividends of less-than-fifty-percent-owned companies.

   Fixed charges means the sum of the following:

  . interest (including capitalized interest) on all indebtedness;

  . amortization of debt discount and expense; and

  . that portion of rental expense which we believe to be representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth the general terms and provisions that could apply to the debt securities. Each prospectus supplement will state the particular terms that actually will apply to the debt securities covered by such prospectus supplement.

   We will issue debt securities in one or more series under an indenture dated as of April 15, 1999 between us and The Chase Manhattan Bank, as trustee. The indenture may be supplemented from time to time. We have filed a copy of the indenture as an exhibit to the Registration Statement. In addition the following summary, you should refer to the specific terms of the indenture for more detailed information. Some of the capitalized terms used in the following discussion are defined in the indenture, and their definitions are incorporated by reference into this Prospectus. When we use italics, we are referring to sections in the indenture. Wherever we refer to particular provisions of the indenture, such provisions are incorporated by reference in our summary, which is qualified by such reference.

General

   The indenture does not limit the amount of securities we may issue. Debt securities may be issued in one or more series as we may authorize at various times. (Section 3.01). The prospectus supplement relating to the particular series of debt securities we are offering will specify the amounts, prices and terms of those debt securities. These terms may include:

  . the title and aggregate principal amount of the debt securities;

  . the percentage of the principal amount at which we will issue the debt securities;

  . the date or dates on which the debt securities will mature;

  . any annual rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;

  . the date or dates from which interest shall accrue and the date or dates on which interest will be payable;

  . redemption and sinking fund terms;

  . whether the debt securities are convertible into Common Stock and, if so, the initial conversion price or rate, the conversion period and the other terms and conditions relating to the conversion, including whether any Preferred Share Purchase Rights of Fortune Brands, Inc. will be delivered with shares of Common Stock issued upon conversion;

  . if the debt securities are not denominated in U.S. dollars, the foreign currency or currencies or composite currency or currencies in which the debt securities are denominated and, if any payment of principal of or premium or interest on or any other amount for the debt securities is not payable in U.S. dollars, the foreign currency or currencies or composite currency or currencies in which the payment shall be payable and the particular provisions applicable to the debt securities;

  . whether the debt securities are issuable as registered securities or as bearer securities, or both;

  . whether the debt securities will be issued in whole or in part in the form of one or more global securities and the depositary for the global security or securities;

  . any events of default or covenants that will apply to the debt securities; and

  . any other terms of the debt securities, which will not conflict with the terms of the indenture. (Section 3.01).

   The debt securities will be our direct, unsecured and unsubordinated obligations. The debt securities will rank equally with any of our other unsecured and unsubordinated obligations for borrowed money.

   The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under "Certain Covenants". Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described in the indenture, there are no covenants or other provisions which may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

   We will describe the restrictions, elections, tax consequences, specific terms and other information relating to any debt securities denominated in a foreign currency or composite currency in the prospectus supplement.

   If we issue any original issue discount securities (securities bearing no interest or interest at a rate which at the time of issuance is below market rates), we will describe the federal income tax consequences and other special considerations applicable to any debt securities issued as original issue discount securities in the prospectus supplement.

Form, Denominations, Exchange and Transfer

   Unless we provide otherwise in an applicable prospectus supplement with respect to a series of debt securities, we will issue the debt securities in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise provided in an applicable prospectus supplement, interest coupons will be attached to bearer securities. (Section 2.01). The indenture also provides that we may issue debt securities of a series in temporary or permanent global form. (Section 3.01).

   Unless we specify otherwise in the applicable prospectus supplement, we will issue registered securities in denominations of multiples of $1,000 and bearer securities in denominations of $1,000 or $10,000. (Section 3.02). We will issue debt securities denominated in a foreign currency or in a composite currency in the denominations we specify in the prospectus supplement.

   You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in the prospectus supplement. This may be done without service charge but we may require payment of related taxes or other governmental charges. (Section 3.05). Bearer securities and the attached coupons will be transferable by delivery.

   In connection with their sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the U.S. Treasury regulations (generally, the first 40 days after the closing date (or, in the case of debt securities issuable on exercise of a debt warrants, the first 40 days after the date of exercise of such debt warrants) and, with respect to unsold allotments, until sold), bearer securities may not be delivered within the U.S. or its possessions and may be delivered only upon certification as to the beneficial ownership of the bearer securities. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

   In the event of any redemption, we will not be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before:

    . if debt securities of the series are issuable only as registered securities, the day the relevant notice of redemption is mailed and ending at the close of business on the day of such mailing; and

    . if debt securities of the series are issuable only as bearer securities, the day the relevant notice of redemption is first published, or, if earlier, and if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption, and in either case, ending at the close of business on the date of such publication or mailing; or

  . register the transfer or exchange of any portion of a registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

   Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal of and any premium and any interest on registered securities at the office of the paying agent or paying agents as we may designate at various times. However, at our option, we may make interest payments on registered securities by check mailed to the address, as it appears on the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the record date for such interest. (Sections 3.07 and 10.02).

   Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal, any premium and any interest on bearer securities, subject to any applicable laws and regulations, at the offices of those paying agents outside the U.S. that we may designate at various times. However, at our option, we may make interest payments by check or by transfer to an account maintained by the payee with a bank located outside the U.S. (Sections 3.07 and 10.02). Unless we indicate otherwise in an applicable prospectus supplement, we will pay any interest on bearer securities on any interest payment date only upon presentation and surrender of the coupon relating to the interest payment date. (Section 10.01). We will not pay principal, any premium or any interest for any bearer security at any paying agency maintained by us in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S. except as may be permitted without detriment to us under U.S. tax laws and regulations in effect at the time of such payment. Notwithstanding the foregoing,

  . any payment in respect of bearer securities to be made in U.S. dollars may be made at the office of a paying agent in the U.S. if payment at all paying agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, and

  . any payment in respect of bearer securities to be made in a foreign currency or composite currency may be made at the office of a paying agent in the U.S. in U.S. dollars in an amount equal to the sum otherwise due in such foreign currency or composite currency as converted into U.S. dollars at the rate of exchange as set forth in the indenture if payment at all paying agencies outside the U.S. in such foreign currency or composite currency and in U.S. dollars in such amount is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.02).

   We will name the paying agents outside the U.S. initially appointed by us for a series of debt securities in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents at various times, but we will maintain in the Borough of Manhattan, The City of New York, at least one paying agency where the registered securities of each series may be presented for payment. We will maintain one or more paying agencies in a city or cities located outside the U.S. (including any city in which a paying agency is required to be maintained under the rules of any stock exchange on which the debt securities of such series are listed) where the bearer securities may be presented for payment. (Section 10.02).

   All monies we pay to a paying agent for the payment of principal of, any premium or any interest on any debt securities that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt securities or coupon will look only to us for payment. (Section 10.03).

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that we will deposit with a Depositary identified in the applicable prospectus supplement. Registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a registered global security may not be transferred or exchanged except as a whole:

  . by the applicable Depositary to a nominee of the Depositary;

  . by any nominee to the Depositary itself or another nominee; or

  . by the Depositary or any nominee to a successor Depositary or any nominee of the successor Depositary and except in the circumstances described in the applicable prospectus supplement. (Section 3.05).

   We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

   Ownership of beneficial interests in a registered global security will be limited to institutions that have accounts with the Depositary ("participants") and to persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the registered global security will be shown on the records maintained by the applicable Depositary. For interests of persons other than participants, ownership of beneficial interests in the registered global security will be shown on the records of participants. Transfer of that ownership will be effected only through those records.

   We expect that upon the issuance of a registered global security, and the deposit of the registered global security with or on behalf of the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the registered global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters or agents engaging in the distribution of such debt securities or by us if those debt securities are offered and sold directly by us.

   Unless we specify otherwise in the applicable prospectus supplement, payment of principal of and premium, and any interest on debt securities represented by any registered global security will be made to the Depositary or its nominee, as the sole registered owner and the sole holder of the debt securities. Neither we, the trustee, nor any agents will be responsible for any aspect of the Depositary's records or any participant's records relating to or payments made by the Depositary or any participants on account of beneficial ownership interests in a registered global security representing any debt securities. Neither we, the trustee nor any agents will be responsible or liable for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to beneficial ownership interests.

   We expect that the Depositary or its nominee, upon receipt of any payment of principal of or any premium or any interest on any registered global security, immediately will credit, on its book-entry registration and transfer system, the participant's accounts with the payments. Those payments will be credited in amounts proportionate to the respective beneficial interests of the participants in the principal amount of the registered global security as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a registered global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for customer accounts in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants.

   Except as otherwise set forth in the applicable prospectus supplement, we will issue certificated debt securities in exchange for each registered global security only if:

  . the Depositary notifies us that it is unwilling or unable to continue as Depositary for the registered global security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor of the Depositary within 90 calendar days;

  . we determine (in our sole discretion) that the registered global security shall be exchangeable for definitive debt securities in registered form; or

  . an Event of Default (as defined below under "Defaults and Certain Rights on Default") for the debt securities represented by such registered global security has occurred and is continuing.

   Any registered global security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $100,000 and any larger amount that is an integral multiple of $1,000. Such definitive debt securities will be registered in the name or names of the owners of such person or persons as the Depositary shall instruct the trustee. It is expected that the instructions may be based upon directions received by the Depositary from its participants regarding ownership of beneficial interests in the registered global security.

   Unless we specify otherwise in the applicable prospectus supplement and except as provided above, owners of beneficial interests in the registered global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders for any purpose under the indenture. No registered global security representing debt securities will be exchangeable except for another permanent registered global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Each person owning a beneficial interest in the registered global security must rely on the procedures of the Depositary. Persons who are not participants must rely on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a registered global security.

   The indenture permits the Depositary, as a holder, to authorize participants as its agents to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or an owner of a beneficial interest in the registered global security desires to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to make, give or take such action. The participants would authorize beneficial owners owning through them to make, give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   We may also issue the debt securities of a series in whole or in part in the form of one or more bearer global securities that we will deposit with a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and for Cedelbank, or with a nominee for such common depositary, identified in the applicable prospectus supplement. We may issue the bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, for any portion of a series of debt securities to be represented by one or more bearer global securities, will be described in the applicable prospectus supplement. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

Convertible Debt Securities

   The terms and conditions upon which any convertible debt securities of a series may be converted into shares of Common Stock, including the initial conversion price or rate and the conversion period, and other provisions, will be set forth in the prospectus supplement. See "Description of Capital Stock".

Certain Covenants

   Definitions. The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture:

  . "Consolidated Net Tangible Assets" means the excess over current liabilities of all assets as set forth in our consolidated balance sheet after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

  . "Funded Debt" includes, in addition to indebtedness for borrowed money maturing more than one year from the date of creation or extension thereof, guarantees of funded debt or of dividends (except guarantees arising in connection with the sale or pledge of customers' paper or otherwise arising in the ordinary course of business) and any funded debt secured by a mortgage on our property or any Restricted Subsidiary whether or not assumed.

  . "Restricted Subsidiary" is defined to exclude a Subsidiary organized under foreign laws or operating outside the U.S., a Subsidiary involved primarily in the business of finance, banking, credit, leasing, insurance, financial services, real estate, petroleum or gas, transportation or overseas financing, and Subsidiaries of the foregoing. A Subsidiary required to be disposed of by court order and determined by our board of directors not to be a Restricted Subsidiary is also excluded from the definition of Restricted Subsidiary.

  . "Secured Debt" includes indebtedness for money borrowed secured by a mortgage upon any of our assets or a Restricted Subsidiary; "mortgage" includes any mortgage, pledge or security interest.

  . "Subsidiary" is defined as any corporation of which we or any one or more Subsidiaries directly or indirectly own outstanding stock having voting power sufficient to elect, under ordinary circumstances, a majority of the directors. (Section 1.01).

   Restrictions on Secured Debt. The indenture provides that, except as described below, neither we nor any Restricted Subsidiary may incur any Secured Debt without securing the debt securities (and, if we so elect, any indebtedness ranking equally with the debt securities) equally and ratably with, or prior to, such Secured Debt. This restriction does not apply to indebtedness secured by:

  . mortgages existing at the time a corporation becomes a Restricted
    Subsidiary;

  . mortgages assumed in connection with a merger with, or an acquisition of substantially all of the properties of, a corporation, if any such mortgage existed prior to such merger or acquisition and did not apply to any property owned by us or a Restricted Subsidiary immediately prior to such merger or acquisition;

  . mortgages on property existing at the time of acquisition or mortgages on certain property to finance the cost of acquisition, construction or improvement;

  . mortgages securing indebtedness owing to us or a Restricted Subsidiary;

  . mortgages in favor of the U.S. or any State or any instrumentality of either to secure partial, progress, advance or other payments pursuant to any contract or statute;

  . mortgages incurred under industrial revenue bond or similar financings;
    or

  . extensions, renewals or refundings of any of the foregoing.

   Notwithstanding the above provisions, we and our Restricted Subsidiaries may incur Secured Debt without equally and ratably securing the debt securities if after giving effect thereto the sum of:

  . the total of all of our Secured Debt and the Secured Debt of Restricted
    Subsidiaries (except Secured Debt of the types described in the paragraph immediately above);

  . the value of all sale and lease back transactions; and

  . the aggregate of all unsecured Funded Debt of Restricted Subsidiaries which, if it were secured debt, would be permitted by this paragraph,

does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06).

   Restrictions on Borrowing by Restricted Subsidiaries. The indenture provides that Restricted Subsidiaries may not incur any Funded Debt, except:

  . Funded Debt owed to us or a Restricted Subsidiary;

  . Funded Debt which is Secured Debt that could under the preceding paragraphs of "Restrictions on Secured Debt" be incurred without ratably securing the debt securities;

  . unsecured Funded Debt which represents an extension, renewal or refunding of Secured Debt described in the second sentence of the first paragraph of "Restrictions on Secured Debt" above;

  . unsecured Funded Debt, which, if it were Secured Debt, would be permitted by the last paragraph of "Restrictions on Secured Debt" above;

  . existing unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets of any corporation;

  . unsecured Funded Debt of any corporation existing when it becomes a Restricted Subsidiary;

  . Funded Debt incurred in connection with industrial revenue bond or similar financings; or

  . extensions, renewals or refundings of any of the foregoing. (Section
    10.05).

   Restrictions on Sale and Lease Back Transactions. The indenture provides that neither we nor any Restricted Subsidiary may sell and lease back for periods exceeding five years any major facility owned as of the date of the indenture unless:

  . fair value is received for the facility sold; and

  . an amount equal to the net proceeds of such sale is applied to the retirement of Funded Debt which is not subordinated in right of payment to the debt securities, provided that the amount of such required retirement shall be reduced by:

   --the amount of any Secured Debt which we or such Restricted Subsidiary could then incur under the last paragraph of "Restrictions on Secured Debt" above, and

   --the principal amount of any instruments evidencing Funded Debt (which may include the debt securities) delivered within 120 days after the sale to the applicable trustee for retirement and cancellation, other than instruments retired by payment at maturity or pursuant to mandatory sinking fund or prepayment provisions. (Section 10.07).

   Restrictions on Transfers of Property. Neither we nor any Restricted Subsidiary may transfer or lease any major facility to any Subsidiary not considered a "Restricted Subsidiary" for any of the reasons described in the first sentence of the Restricted Subsidiary definition in the "Definitions" paragraph above. (Section 10.08).

Limitations on Merger

   The indenture provides that if, we merge or consolidate with or into any other corporation or we transfer substantially all of our assets to any other corporation, and as a result any of our property or the property of a Restricted Subsidiary would become subject to any mortgage, we will simultaneously with or prior to such transaction secure the debt securities by a prior lien on such property. (Section 8.03). If we merge or consolidate with any other corporation or we transfer substantially all of our assets to any other corporation, the successor corporation shall be substituted as obligor under the indenture. (Sections 8.01 and 8.02).

Modification of Indenture

   In general, our rights and obligations and the rights of holders of debt securities under the indenture may be modified if holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, the indenture provides that, unless each affected holder agrees, we cannot

   .make any adverse change to any payment term of a debt security such as:

     .extending the maturity date;

     .extending the date on which we have to pay interest;

     .reducing the interest rate;

     .reducing the amount of principal we have to repay;

     .changing the currency in which we have to make any payment of principal, premium or interest;

    . modifying any redemption or repurchase right to the detriment of the holder;

    . modifying any right to convert the debt securities for another security to the detriment of the holder;

    . impairing any right of a holder to bring suit for payment;

    . reducing the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default; or

   .make any change to this provision of the indenture. (Section 9.02).

   However, if the trustee and we agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Defaults and Certain Rights on Default

   An "Event of Default" is defined under the indenture as any of the following:

  . default for 30 days in payment of any interest;

  . default in payment of principal;

  . default for 60 days after notice in performance of any other covenant in the indenture; and

  . certain events of bankruptcy, insolvency, receivership or reorganization.

   We will furnish to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. In case an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series to be due and payable. The indenture permits such declaration, under certain circumstances, to be rescinded by the holders of a majority in principal amount of the debt securities of the series at the time outstanding. (Sections 5.01, 5.02 and 10.04).

   Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the indenture provides that the trustee is not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnity.

   Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series at the time outstanding and so affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

   The holders may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of such series. (Sections 5.12, 5.13 and 6.03).

Defeasance

   The prospectus supplement will state if any defeasance provision will apply to the debt securities.

   The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding (known as "legal defeasance") (Section 4.03), or (b) to be released from our obligations under certain restrictive covenants (including those described above under "Certain Covenants") (known as "covenant defeasance") (Section 10.10). To make either of the above elections, we must:

  . deposit in trust with the trustee (a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations and (b) in the case of debt securities and coupons denominated in a foreign currency, foreign government securities denominated in such foreign currency, which through the payment of principal and interest in accordance with their terms and, together with any additional currency deposited, will provide sufficient money, without reinvestment, to repay in full those debt securities; and

  . deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred (in the case of legal defeasance only, such opinion of counsel is to be based on a ruling of the IRS to such effect, unless we indicate otherwise in the prospectus supplement).

Governing Law

   The indenture, the debt securities and any coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12).

Concerning the Trustee

   The Chase Manhattan Bank is one of a number of banks with which we maintain ordinary banking relationships and with which we maintain credit facilities. As of the date of this prospectus, The Chase Manhattan Bank is a trustee under one other indenture under which unsecured debt obligations of ours are outstanding.

                          DESCRIPTION OF CAPITAL STOCK

   The following description of our capital stock includes a summary of certain provisions of our Restated Certificate of Incorporation and our By-laws, as amended. This description is not complete and is qualified by reference to the Restated Certificate of Incorporation and the By-laws. We have filed copies of the Restated Certificate of Incorporation and By-laws as exhibits to the Registration Statement of which this Prospectus is a part.

Capital Stock Generally

   We have authorized 810 million shares, of which 750 million are Common Stock, par value $3.125 per share, and 60 million are Preferred Stock, without par value.

   Apart from the $2.67 Convertible Preferred Stock (the "$2.67 Preferred") described below under "Outstanding Preferred Stock", the rights, preferences and limitations of which are set forth in the Restated Certificate of Incorporation, our board of directors is empowered to provide for any series of Preferred Stock and, in general, to determine the relative rights, preferences and limitations of such series. The Restated Certificate of Incorporation provides that no holder of Common Stock or Preferred Stock shall have any preemptive rights.

   The outstanding shares of Common Stock and $2.67 Preferred are, and any shares of Common Stock issued upon conversion of any convertible debt securities will be, validly issued, fully paid and nonassessable.

Common Stock

   Holders of Common Stock are entitled to receive such dividends as are declared by our board of directors. Holders of Common Stock are entitled to cast one vote for each share on all matters voted upon by stockholders, except where holders of Preferred Stock are entitled to vote separately in certain cases. Upon liquidation of Fortune Brands, Inc., holders of Common Stock are entitled to share equally and ratably in any assets available for distribution to them.

   No dividend may be paid or declared on the Common Stock or any other junior stock, other than a dividend payable in Common Stock or other junior stock, nor may any shares of Common Stock or any junior stock be acquired for a consideration by us or any subsidiary, unless all dividends on the $2.67 Preferred accrued for all past quarterly dividend periods have been paid and unless, in the case of dividends on the Common Stock or any other junior stock, the full dividends on the $2.67 Preferred for the then current quarterly dividend period have been then paid or declared. Subject to the foregoing, the Restated Certificate of Incorporation does not restrict us from purchasing shares of Common Stock.

   The co-transfer agent and registrar for shares of the Common Stock is Continental Stock Transfer & Trust Company. We also serve as the co-transfer agent for shares of the Common Stock.

Outstanding Preferred Stock

   Holders of $2.67 Preferred are entitled to cumulative dividends at an annual rate of $2.67 per share, payable quarterly on the 10th day of March, June, September and December, as and when declared by our board of directors. Holders are also entitled to preference in liquidation of $30.50 per share plus accrued dividends then unpaid and to three-tenths of a vote per share on all matters voted upon by stockholders (but are not, except in certain cases, entitled to vote as a class) and effective June 2, 1997 have the right to convert each share of $2.67 Preferred into 6.205 (6205/1000) shares of Common Stock (subject to adjustment to prevent dilution of the conversion right in certain events). We may redeem all or any part of the $2.67 Preferred at a price of $30.50 per share, plus accrued dividends then unpaid.

Preferred Share Purchase Rights

   Each outstanding share of Common Stock also evidences one preferred share purchase right (the "Rights"). Unless otherwise specified in the prospectus supplement applicable to any convertible debt securities, as long as the Rights are attached to the Common Stock, we presently intend to deliver one Right with each new share of Common Stock issued, including shares issued upon conversion of such debt securities, prior to the expiration or earlier redemption or exchange of the Rights. All such shares will have attached Rights. The description and terms of the Rights are set forth in a Rights agreement dated as of November 19, 1997, as amended, between us and First Chicago Trust Company of New York, as Rights Agent, and the following is qualified by reference to such Rights agreement. We have filed a copy of the Rights agreement as an exhibit to the Registration Statement of which this Prospectus is a part.

   Each Right entitles its registered holder until December 24, 2007 (or, if earlier, the redemption or exchange of the Rights) to purchase from us one one-hundredth ( 1/100) of a share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of Fortune Brands, Inc. at an exercise price of $150 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to certain adjustments.

   The Rights will not be exercisable or transferable apart from the Common Stock, until the earlier of (1) the tenth day after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock (other than a person or group that becomes such a 15% beneficial owner by means of share acquisitions by us or a person or group that our board of directors determines in good faith has become such a 15% beneficial owner inadvertently, so long as such person or group as promptly as possible divests enough Common Stock so as no longer to be such a 15% beneficial owner) or (2) the tenth business day (or such later date as may be determined by our board of directors prior to a person or group becoming such a 15% beneficial owner) after the commencement of, or the announcement of an intention to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Common Stock. The Rights will not have any voting rights or be entitled to dividends.

   In the event that we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power and the assets or earning power of our subsidiaries (taken as a whole) are sold, each Right will entitle its holder to purchase, at the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. Alternatively, if a person or group has become a 15% beneficial owner as described in clause (1) of the first sentence of the preceding paragraph, each Right, other than Rights beneficially owned by the 15% holder (which will thereafter be void), will become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the Purchase Price. If such beneficial ownership is less than 50% of the outstanding Common Stock, each Right may be exchanged by our board of directors, at its option, in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustment.

   The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, at any time prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The rights will expire on December 24, 2007 (unless earlier redeemed or exchanged).

   In the event that we are not able to authorize a sufficient number of additional shares of Common Stock to satisfy the exercise or exchange of a Right pursuant to its terms, we will be required to substitute Preferred Shares (or a fraction thereof) for the shares of Common Stock that would otherwise be issuable upon exercise or exchange of such Right at a rate such that the Preferred Shares substituted would have the same market value as the shares of Common Stock that would otherwise have been issued upon such exercise or exchange.

Election of Directors, Other Voting Provisions and Related Matters

   Pursuant to the Restated Certificate of Incorporation, our board of directors is divided into three classes of directors serving staggered three-year terms. The exact number of directors will be determined from time to time by or pursuant to the By-laws, provided that their number shall not exceed 20. The board of directors is currently comprised of 14 directors. The Restated Certificate of Incorporation also provides a procedure requiring that we receive advance written notice of stockholder nominations of directors.

   The Restated Certificate of Incorporation requires, in addition to any affirmative vote required by law, the Restated Certificate of Incorporation or the By-laws, the affirmative vote of two-thirds of the votes cast by our stockholders entitled to vote in order to obtain stockholder approval of amendments to the Restated Certificate of Incorporation, mergers, consolidations and sales or leases of substantially all of our assets. Currently, Delaware law generally requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon. Notwithstanding the foregoing, the Restated Certificate of Incorporation further provides that the affirmative vote of at least 80 percent of the votes entitled to be cast by the holders of all the then outstanding shares of stock of Fortune Brands, Inc. entitled to be voted generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of, or the adoption of provisions inconsistent with, the above-described provisions of the Restated Certificate of Incorporation relating to classification and stockholder nomination of directors unless such amendment, repeal or adoption has been approved by three-fourths of the directors then in office.

   The By-laws require that the Annual Meeting of our stockholders for the election of directors and other proper business be held at such place as may from time to time be designated by the directors on the first Wednesday of May or on such other day as the directors may designate (or, if the day fixed for the meeting is a legal holiday, on the next business day which is not a legal holiday.) The By-laws further provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President or the directors, by resolution adopted by a majority of the entire board of directors. In addition, the Restated Certificate of Incorporation provides that any action to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent. The By-laws require that, except as otherwise provided by law, at least ten days' prior notice of each annual or special meeting shall be given by written notice signed by the Secretary or an Assistant Secretary and mailed to each stockholder of record entitled to vote. The By-laws also provide a procedure requiring that advance written notice be given to us of the proposal by stockholders of business other than the nomination of directors and then only such business as is stated in a notice of a special meeting shall be transacted at such meeting.

   Certain of the provisions described under this section entitled "Description of Capital Stock", including the right to issue additional shares of Preferred Stock, could have the effect of discouraging transactions that might lead to a change in control of Fortune Brands, Inc.

                          DESCRIPTION OF DEBT WARRANTS

   We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities. If we issue the debt warrants together with any debt securities, they may be attached to or separate from the debt securities. We will issue the debt warrants under a debt warrant agreement to be entered into between us and a bank or trust company, as debt warrant agent, as set forth in the prospectus supplement. We are summarizing certain provisions of the debt warrant agreement. In addition to the following summary, we have filed copies of the debt warrant agreements as an exhibit to the Registration Statement of which this Prospectus is a part. You should read the debt warrant agreement for more detailed information. When we use italics we are referring to sections in the debt warrant agreement. Wherever we refer to particular provisions of the debt warrant agreement, such provisions are incorporated by reference in our summary, which is qualified by such reference.

General

   The prospectus supplement will describe the particular terms of the debt warrants. These terms may include:

  . the price at which the debt warrants will be issued;

  . the currency or composite currency for which the debt warrants may be purchased;

  . the designation, aggregate principal amount, currency or composite currency and terms of the debt securities which may be purchased upon exercise of the debt warrants;

  . if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of such debt securities;

  . if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which and the currency or composite currency in which such principal amount of debt securities may be purchased upon such exercise;

  . the date on which the right to exercise the debt warrants will commence and the date on which the right will expire (if the debt warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable which term shall also mean, with respect to debt warrants continuously exercisable for a period of time, every date during such period);

  . whether the debt warrants certificates representing the debt warrants will be in registered form or bearer form, or both;

  . any applicable federal income tax consequences;

  . the identity of the debt warrants agent for the debt warrants; and

  . any other terms of the debt warrants which will not conflict with the debt warrant agreement.

   Registered warrants of each series will be evidenced by debt warrant certificates in registered form and bearer warrants of each series will be evidenced by a permanent global debt warrant certificate in bearer form. The global debt warrant certificate will be deposited with a common depositary for Euroclear and Cedelbank, for credit to the accounts of the subscribers for the bearer warrants on the related date of issue. Bearer warrants will not be issued in definitive form.

   At the option of the holder upon request confirmed in writing, and subject to the terms of the relevant debt warrant agreement, registered warrants of any series will be exchangeable for registered warrants of the same series representing in the aggregate the number of debt warrants surrendered for exchange. Registered warrants may be presented for exchange and for registration of transfer (with the form of transfer endorsed thereon duly executed), at the corporate trust office of the debt warrant agent for such series of debt warrants (or any other office indicated in the prospectus supplement relating to such series of debt warrants). This may be done without service charge and upon payment of any taxes and other governmental charges as described in the relevant debt warrant agreement. Such transfer or exchange will be effected upon the debt warrant agent for such series of debt warrants being satisfied with the documents of title and identity of the person making the request. (Section 4.01).

   We will not offer, sell or deliver bearer warrants at any time to persons within the U.S. or to U.S. persons, except to the extent permitted under U.S. Treasury regulations. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

Exercise of Debt Warrants

   Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price set forth in the prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the debt warrant expiration date set forth in the prospectus supplement. After the close of business on the debt warrant expiration date (or such later date to which the debt warrant expiration date may be extended by
us), unexercised debt warrants will become void. (Section 2.02).

   Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, registered warrants may be exercised by delivering to the debt warrant agent the debt warrant certificate evidencing the registered warrants properly completed and duly executed and by delivering payment as provided in the prospectus supplement of the amount required to purchase the debt securities purchasable upon exercise. (Section 2.03).

   Subject to any such restrictions and additional requirements, bearer warrants may be exercised by delivering to Euroclear or Cedelbank a duly completed exercise letter or tested telex, in the form obtainable from Euroclear or Cedelbank or the debt warrant agent. The exercise letter will set forth, among other things, instructions for payment as provided in the prospectus supplement on the date of exercise of the amount required to purchase the debt securities purchasable upon exercise of bearer warrants. Purchasers of bearer securities to be delivered upon exercise of the bearer warrants will be subject to certification requirements as to beneficial ownership thereof. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

   The procedures to be followed in connection with the delivery of the exercise letter will be set forth in the prospectus supplement. The exercise price of debt warrants will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the prospectus supplement. Upon receipt of such payment (plus payment under certain circumstances of accrued interest on the debt securities being purchased) and upon either (1) surrender of such debt warrant certificate at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, in the case of Registered Warrants, or
(2) satisfaction of the certification requirements referred to above, in the case of bearer warrants, we will, as soon as practicable, forward the debt securities purchasable upon such exercise.

   Only registered securities will be deliverable upon exercise of registered warrants. Registered securities or, subject to the certification procedures referred to above, bearer securities will be delivered upon exercise of bearer warrants, as may be specified in the exercise letter. If fewer than all of the registered warrants represented by a debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the remaining number of registered warrants. (Section 2.03).

Modifications

   The debt warrant agreement and the terms of the debt warrants and the debt warrant certificates may be amended by us and the debt warrant agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision or in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect. (Section 6.01).

Merger, Consolidation, Sale or Other Disposition

   If at any time we should merge or consolidate or transfer substantially all of our assets as permitted under the indenture, the successor corporation shall succeed to and assume all of our obligations under the debt warrant agreement and the debt warrant certificates. (Section 3.04).

Enforceability of Rights of Debt Warrants Holders; Governing Law

   The debt warrant agent will act solely as our agent in connection with the debt warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrants certificates or beneficial owners of debt warrants. (Section 5.02). Any holder of debt warrant certificates evidencing registered warrants and any beneficial owner of bearer warrants may, without the consent of the debt warrant agent, any other holder, the trustee, the holder of any debt securities issued upon exercise of debt warrants or, if applicable, the common depositary for Euroclear and Cedelbank, enforce by appropriate legal action, on its own behalf, its right to exercise the debt warrants evidenced by such debt warrant certificates or the global debt warrant certificates evidencing such bearer warrants, as the case may be, in the manner provided therein and in the debt warrant agreement. (Section 3.03).

   Prior to the exercise of the debt warrants, a record or beneficial owner of debt warrants will not have any rights of a holder of the debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium or interest on such debt securities or to enforce any of the covenants in the indenture. (Section 3.01). The debt warrants and each debt warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York. (Section 6.04).

   LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER DEBT WARRANTS

   Except as may otherwise be provided in the prospectus supplement, in compliance with U.S. federal tax laws and regulations:

  . debt securities that are bearer securities (including debt securities in global form) may not be offered or sold during the restricted period (as defined under "Description of Debt Securities--Form, Denominations, Exchange and Transfer") to persons within the U.S. or its possessions ("U.S.") or to U.S. persons,

  . bearer securities sold during the restricted period may not be delivered within the U.S., and

  . bearer warrants may not be offered, sold or delivered to persons within the U.S. or to U.S. persons at any time, except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the U.S. Treasury regulations (the "D Rules").

   Any underwriters, agents and dealers participating in the offering of bearer securities or bearer warrants must agree that, except to the extent permitted under the D Rules, they will not offer or sell bearer securities to persons within the U.S. or to U.S. persons during the restricted period, will not deliver within the U.S. bearer securities sold during the restricted period, and will not offer, sell or deliver bearer warrants to persons within the U.S. or to U.S. persons at any time. In addition, any underwriters, agents and dealers must have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer warrants are aware that bearer securities and bearer warrants cannot be offered or sold, during the applicable period, to persons within the U.S. or to U.S. persons.

   Bearer securities (other than temporary global debt securities) will be delivered in definitive form only upon certification, as provided in the D Rules, that the beneficial owners thereof are not U.S. persons, or other certification as to ownership permissible under the D Rules.

   Bearer securities (other than temporary global debt securities) and any related coupons will bear a legend substantially to the following effect: "Any U.S. person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the U.S. Internal Revenue Code". The sections referred to in such legend provide that a U.S. person (other than a U.S. financial institution described above or U.S. person holding through such a financial institution) who holds a bearer security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such bearer security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

   As used herein, "U.S. person" means a citizen, national or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                              PLAN OF DISTRIBUTION

   We may sell the debt securities and the debt warrants in any of three ways (or in any combination thereof):

  . through underwriters or dealers;

  . directly to a limited number of purchasers or to a single purchaser; or

  . through agents.

   The prospectus supplement with respect to the debt securities and the debt warrants will set forth the terms of the offering, including:

  . the name or names of any underwriters and the amounts of the debt securities;

  . the debt warrants underwritten or purchased by each of them;

  . the purchase price of the debt securities;

  . the debt warrants and the proceeds to us from such sale, any discounts, commissions or other items constituting compensation from us;

  . any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  . any restrictions or limitations on persons to whom, jurisdictions in which or the manner in which the debt securities and the debt warrants may be offered, sold, resold or delivered; and

  . any securities exchanges on which the debt securities and the debt warrants may initially be listed.

   Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the debt securities and the debt warrants.

   If underwriters or dealers are used in the sale, the debt securities and the debt warrants will be acquired by underwriters and dealers for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities and the debt warrants may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriter or underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the debt securities and the debt warrants will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities and the debt warrants if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed at various times.

   We may sell debt securities and debt warrants directly through agents designated by us. The prospectus supplement will name any agent involved in the offer or sale in respect of which this prospectus is delivered and will set forth any commissions payable by us to such agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

   If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase debt securities and debt warrants from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

   Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINION

   The legality of the debt securities and debt warrants will be passed upon for us by Chadbourne & Parke LLP, New York, New York, and, if debt securities and debt warrants are being distributed in an underwritten offering, the legality of such debt securities and debt warrants will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

   The consolidated financial statements and financial statement schedule incorporated in this Prospectus by reference to Fortune Brands, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are as follows:

   Securities and Exchange Commission Registration Fee................ $152,900
   *Legal Fees and Expenses...........................................  100,000
   *Accountants' Fees and Expenses....................................   20,000
   *Trustee's Fees and Expenses.......................................   40,000
   *Printing and Engraving Expenses...................................   20,000
   *Rating Agency Fees................................................  100,000
   *State Qualification Expenses (including legal fees)...............    4,000
   *Miscellaneous.....................................................    4,000
                                                                       --------
     Total............................................................ $440,900
                                                                       ========

--------
* Estimated

Item 15. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware provides in part as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation' as referred to in this section.

     "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorney's fees)."

Article XIII of Registrant's By-laws provides as follows:

   "Section 1. (A) Each person (an 'indemnitee') who was or is made or threatened to be made a party to or was or is involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding'), by reason of the fact that he or she or a person of whom he or she is the legal representative was or is a director, officer or employee of the Company or was or is serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding was or is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and retainers therefor, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in
Section 3 of this Article XIII with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

   (B) The right to indemnification conferred in this Article XIII is and shall be a contract right. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Company the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XIII or otherwise.

   "Section 2. (A) To obtain indemnification under this Article XIII, an indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Upon written request by an indemnitee for indemnification pursuant to the first sentence of this Section 2(A), a determination, if required by applicable law, with respect to the indemnitee's entitlement thereto shall be made as follows:
(1) if requested by the indemnitee, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the indemnitee for a determination by Independent Counsel, (a) by the board of directors by a majority vote of a quorum consisting of Disinterested directors (as hereinafter defined), or (b) if a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee, or (c) by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, the Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the board of directors, in which event the Independent Counsel shall be selected by the board of directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination.

   (B) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article XIII, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

   "Section 3. (A) If a claim under Section 1 of this Article XIII is not paid in full by the Company within 30 days after a written claim pursuant to Section 2(A) of this Article XIII has been received by the Company, or if an advance is not made within 20 days after a request therefor pursuant to Section 1(B) of this Article XIII has been received by the Company, the indemnitee may at any time thereafter bring suit (or, at the indemnitee's option, an arbitration proceeding before a single arbitrator pursuant to the rules of the American Arbitration Association) against the Company to recover the unpaid amount of the claim or the advance and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such suit or proceeding (other than a suit or proceeding brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the indemnitee for the amount claimed or that such indemnification otherwise is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Company.

   (B) Neither the failure of the Company (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its board of directors, Independent Counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

   (C) If a determination shall have been made pursuant to Section 2(A) of this
Article XIII that the indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3.

   (D) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3 that the procedures and presumptions of this Article XIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article XIII.

   "Section 4. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or Disinterested directors or otherwise.

   "Section 5. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Company maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 6 of this Article XIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

   "Section 6. The Company may, to the extent authorized from time to time by the board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

   "Section 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this
Article XIII (including without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

   "Section 8. For purposes of this Article XIII:

     (A) 'Disinterested director' means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee.

     (B) 'Independent Counsel' means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (1) the Company or the indemnitee in any matter material to either such party, or (2) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term "Independent Counsel' shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the indemnitee in an action to determine the indemnitee's rights under this Article XIII.

   "Section 9. Any notice, request or other communication required or permitted to be given to the Company under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary."

   Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act of 1933) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

   In addition, Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which Registrant or such persons may be required to make in respect thereof.

Item 16. List of Exhibits.

    1a1 --Forms of proposed Underwriting Agreement, Underwriting Agreement
          Standard Provisions (Debt Securities and Warrants to Purchase Debt
          Securities) and Delayed Delivery Contract.
    4a1 --Indenture, to be dated as of April 15, 1999, between Registrant and
          The Chase Manhattan Bank, as Trustee (the "Trustee").
    4b1 --Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3(i) to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1998.
    4c1 --By-laws of Registrant, as amended, are incorporated herein by reference to Exhibit 3(ii)b to the Annual Report on Form 10-K of
          Registrant for the Fiscal Year ended December 31, 1998.
    4d1 --Rights Agreement, dated as of November 19, 1997, between Registrant and First Chicago Trust Company of New York, as Rights Agent, is
          incorporated herein by reference to Exhibit 4a to the Current Report on Form 8-K of Registrant dated December 2, 1997.
    4e1 --Forms of Debt Securities.
    4f1 --Forms of Debt Warrant Agreements, including forms of Debt Warrant
          Certificates.
    5   --Opinion of Chadbourne & Parke LLP as to the legality of the securities being registered.
   12   --Statement re Computation of Ratio of Earnings to Fixed Charges for
          the five years ended December 31, 1998 is incorporated herein by reference to Exhibit 12 to the Annual Report on Form 10-K of
          Registrant for the Fiscal Year ended December 31, 1998.
   23a  --Consent of PricewaterhouseCoopers LLP, independent accountants.
   23b  --Consent of Chadbourne & Parke LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.
   24   --Power of Attorney authorizing certain persons to sign this
          Registration Statement on behalf of certain directors and officers of
          Registrant.
   25   --Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of The Chase Manhattan Bank, the Trustee under the Indenture constituting Exhibit 4a1 hereto.

Item 17. Undertakings.

   The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Old Greenwich, Connecticut, on this 15th day of April, 1999.

                                          FORTUNE BRANDS, INC.

                                                 Dudley L. Bauerlein, Jr.
                                          By __________________________________
                                            Dudley L. Bauerlein, Jr.
                                            Senior Vice President
                                            and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of April, 1999.

        Signature                              Title
        ---------                              -----

     Thomas C. Hays*        Chairman of the Board and Chief Executive
                             Officer (principal executive officer) and
--------------------------   Director
     (Thomas C. Hays)

    Norman H. Wesley*       President and Chief Operating Officer and
                             Director
--------------------------
    (Norman H. Wesley)

      John T. Ludes*        Vice Chairman and Director
--------------------------
     (John T. Ludes)

 Gilbert L. Klemann, II*    Executive Vice President--Corporate and
                             Director
--------------------------
 (Gilbert L. Klemann, II)

 Dudley L. Bauerlein, Jr.   Senior Vice President and Chief Financial
                             Officer (principal financial officer)
--------------------------
(Dudley L. Bauerlein, Jr.)

    Craig P. Omtvedt*       Senior Vice President and Chief Accounting
                             Officer (principal accounting officer)
--------------------------
    (Craig P. Omtvedt)

   Eugene R. Anderson*      Director
--------------------------
   (Eugene R. Anderson)

    Patricia O. Ewers*      Director
--------------------------
   (Patricia O. Ewers)

 John W. Johnstone, Jr.*    Director
--------------------------
 (John W. Johnstone, Jr.)

       Signature                             Title
       ---------                             -----

   Sidney Kirschner*      Director
------------------------
   (Sidney Kirschner)

   Gordon R. Lohman*      Director
------------------------
   (Gordon R. Lohman)

                          Director
------------------------
(Charles H. Pistor, Jr.)

    Eugene A. Renna*      Director
------------------------
   (Eugene A. Renna)

    Anne M. Tatlock*      Director
------------------------
   (Anne M. Tatlock)

   John W. Thompson*      Director
------------------------
   (John W. Thompson)

    Peter M. Wilson*      Director
------------------------
   (Peter M. Wilson)

            A. Robert Colby
*By _________________________________
    (A. Robert Colby, Attorney-in-
                 Fact)

                                           INDEX OF EXHIBITS
                                                                                              Sequentially
  Exhibit                                                                                     Numbered
  Number                                      Description                                     Page
  -------                                     -----------                                     ------------
    1a1         Forms of proposed Underwriting Agreement, Underwriting Agreement
                Standard Provisions (Debt Securities and Warrants to Purchase Debt
                Securities) and Delayed Delivery Contract.

    4a1         Indenture, to be dated as of April 15, 1999, between Registrant and
                The Chase Manhattan Bank, as Trustee (the "Trustee").

    4b1         Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3(i) to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1998.

    4c1 By-laws of Registrant, as amended, are incorporated herein by reference to Exhibit 3(ii)b to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1998.

    4d1         Rights Agreement, dated as of November 19, 1997, between Registrant and First Chicago Trust Company of New York, as Rights Agent, is
                incorporated herein by reference to Exhibit 4a to the Current Report on Form 8-K of Registrant dated December 2, 1997.

    4e1         Forms of Debt Securities.

    4f1         Forms of Debt Warrant Agreements, including forms of Debt Warrant
                Certificates.

    5 Opinion of Chadbourne & Parke LLP as to the legality of the securities being registered.

   12           Statement re Computation of Ratio of Earnings to Fixed Charges for the
                five years ended December 31, 1998 is incorporated herein by reference to Exhibit 12 to the Annual Report on Form 10-K of Registrant for the
                Fiscal Year ended December 31, 1998.

   23a          Consent of PricewaterhouseCoopers LLP, independent accountants.

   23b          Consent of Chadbourne & Parke LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.

   24           Power of Attorney authorizing certain persons to sign this
                Registration Statement on behalf of certain directors and officers of
                Registrant.

   25           Form T-1 Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939 of The Chase Manhattan Bank, the Trustee under the Indenture constituting Exhibit 4a1 hereto.